EXHIBIT 99.1

Press Release

Salesforce.com Introduces AppExchange Mobile, Delivering The Business Web and the Next Generation of Wireless Applications to the Mobile Workforce

Salesforce.com Acquires Sendia - a Leading Wireless Application Technology Company Extends Mobile Capability to All AppExchange Applications, Including 60 ‘Mobile Ready’ Applications Today

SAN FRANCISCO, April 11 /PRNewswire-FirstCall/ — Salesforce.com, inc. (NYSE: CRM—News), the technology and market leader in on-demand customer relationship management (CRM), today announced the next generation of mobile applications with AppExchange Mobile, through the acquisition of Sendia Corporation for $15 million in cash. The combination of the AppExchange on-demand platform with mobile technology from Sendia will mobile-enable more than 60 on-demand applications that are currently available on the AppExchange. Using AppExchange Mobile, all current and future AppExchange partners will be able to quickly and easily extend their on-demand applications to any mobile device with no extra development cost or complexity.

AppExchange Mobile breaks the wireless application logjam for customers, and massively reduces challenges associated with developing mobile applications, the need to develop for multiple platforms, and the cost and complexity of developing and deploying mobile applications. Today, ISVs and developers have to develop applications across multiple platforms and multiple operating systems for use with multiple carriers, causing extended development, testing and QA cycles. AppExchange Mobile provides developers with a new model — now developers can write an application once on the AppExchange on-demand platform and have it run on any mobile device, as well as any Web-enabled PC, without additional coding.

“AppExchange Mobile solves key issues for both our customers and our partners. Our customers are eager for ways to extend their on-demand applications to the mobile workforce, and developers need a painless way to address this major opportunity,” said Marc Benioff, chairman and CEO, salesforce.com. “With AppExchange Mobile, there is no extra coding needed to develop an application on AppExchange and mobile-enable it. AppExchange Mobile is democratizing mobile applications, further extending the power, creativity and freedom of the on-demand model and The Business Web to our customers and partners on the move.”

Sendia President and COO Alex Klyce has been named senior vice president and general manager of the AppExchange Mobile Business Unit for salesforce.com.

“We are excited to become a central part of salesforce.com’s AppExchange platform,” said Klyce. “AppExchange Mobile allows developers and partners to create applications directly for on-demand and mobile, rather than having to first develop an application and then port it to a mobile OS. Now partners can develop and distribute wired and mobile applications with AppExchange Mobile.”

AppExchange On-demand Platform Goes Mobile

AppExchange provides a single platform for the enterprise. Customers can manage and run all applications, on a completely customizable, open development platform, with central administration. AppExchange also provides a consistent security model, single data model and a consistent experience for users. Since its launch in January, 2006, customers have installed more than 7,100 apps from the AppExchange and have conducted more than 100,000 test drives since the AppExchange preview went live in September, 2005. AppExchange Mobile can be found at http://www.salesforce.com/appexchangemobile .

The AppExchange Mobile platform provides critical features for mobile development including over-the-air management, highly secure and reliable data transfer, and support for a wide variety of handheld devices such as RIM’s BlackBerry, and wireless operating systems and platforms including Intel’s Centrino, PalmOS, RIM OS and Windows Mobile (beta).

“Web 2.0 developers as well as developers of traditional applications are being required to develop reliable business quality mobile capabilities,” said Chris S. Thomas Chief Strategist, Intel Corporation. “AppExchange Mobile enables the development of the occasionally connected solutions required by wireless networks utilizing the advanced features of Intel Centrino Duo mobile technology and xScale-based platforms.”

“The AppExchange platform has enabled partners worldwide to quickly and easily develop and publish on-demand applications,” said Jim Balsillie, CEO, Research in Motion. “AppExchange Mobile allows these same partners to mobilize their native AppExchange applications while leveraging the existing BlackBerry security and wireless connectivity architecture. Customers and partners alike will benefit from the breadth of new applications made available for BlackBerry via AppExchange Mobile.”

In addition to the Salesforce suite of on-demand applications, including Salesforce SFA, Salesforce Service & Support and Salesforce Marketing, more than 60 other applications on the AppExchange are AppExchange Mobile ready today, including applications from Ascendus Technologies, Before the Call, BlueWolf Group, CRM Orbit, Customer Connect, eCredit, Esker, GOT Corp, Harvest Gold, Idealist Consulting, Intacct, Ketera Technologies, MarketSync, Mitrix Inc., MW Advisors, NextMark, The Payroll Company, Remend, Inc., Secured Dimensions, Select Selling, Sigma Trak, StraightThrough, SuccessFactors, Visual Mining and others. They range from horizontal applications such as HR, payroll and expense reporting to vertically focused solutions such as Remend’s REO Agent for the real estate market.

“AppExchange Mobile allows us to leverage our existing application to deliver mobile device access with no additional development investment,” said Don Morrison, CEO, Remend. “Real estate agents spend much of their time in the field with clients or at properties. Using AppExchange Mobile allows our users to access the REO Agent solution via mobile devices, improving agent response times and providing immediate access to new orders and business.”

Pricing and Availability

AppExchange Mobile is now available and priced at $50 per user per month for Enterprise Edition and Professional Edition customers. AppExchange Mobile is included in Unlimited Edition for no extra charge.

Salesforce Acquires Sendia

Salesforce.com has reached an agreement to purchase leading wireless business application platform company Sendia for $15 million in cash. Through this acquisition, salesforce.com’s customers will be able to access the power of the world’s most popular on-demand applications via mobile handheld devices.

Sendia is based in Santa Monica, California and has 35 employees. All of Sendia’s 79 customers are salesforce.com customers as well.

As a result of purchase accounting adjustments and integration costs, the company expects the transaction to be immaterial to revenue for its fiscal year 2007, and to reduce GAAP and Non-GAAP EPS by approximately $0.01 for its first fiscal quarter, and by approximately $0.03-$0.04 for its full fiscal year.

Salesforce.com chairman and CEO, Marc Benioff will host a press conference at approximately 12:00 p.m. PST in San Francisco. Press, analysts and investors may access the event by dialing 866-901-7332 or by visiting www.salesforce.com/investor.

About salesforce.com

Salesforce.com is the market and technology leader in on-demand customer relationship management (CRM). The company’s Salesforce suite of on-demand applications enables customers to manage and share all of their sales, support, marketing and partner information on-demand. AppExchange, salesforce.com’s on-demand platform, allows customers and partners to build powerful new applications quickly and easily, customize and integrate the Salesforce suite to meet their unique business needs, and distribute and sell on-demand apps at www.appexchange.com. Customers can also take advantage of Successforce, salesforce.com’s world-class training, support, consulting and best practices offerings.

As of January 31, 2006, salesforce.com manages customer information for approximately 20,500 customers and approximately 399,000 paying subscribers including Advanced Micro Devices (AMD), America Online (AOL), Avis/Budget Rent A Car (Cendant Rental Car Group), Dow Jones Newswires, Nokia, Polycom and SunTrust. Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM.” For more information please visit http://www.salesforce.com , or call 800-NO-SOFTWARE.

NOTE: Salesforce.com is a registered trademark of, and AppExchange, AppExchange Mobile, Successforce and The Business Web are trademarks of, salesforce.com, inc., San Francisco, California. Other names used may be trademarks of their respective owners.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements the achievement of which involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include — but are not limited to — risks associated with the integration of Sendia Corp.’s technology, operations, infrastructure and personnel with ours; unexpected costs or delays incurred in integrating Sendia Corp. with salesforce.com, which could adversely affect our operating results and rate of growth; any unknown errors or limitations in the Sendia Corp. technology; any third party intellectual property claims arising from the Sendia Corp. technology; customer and partner acceptance and deployment of the AppExchange and AppExchange Mobile platforms; interruptions or delays in our service or our Web hosting; our new business model; breach of our security measures; possible fluctuations in our operating results and rate of growth; the emerging market in which we operate; our relatively limited operating history; our ability to hire, retain and motivate our employees and manage our growth; competition; our ability to continue to release and gain customer acceptance of new and improved versions of our CRM service; unanticipated changes in our effective tax rate; fluctuations in the number of shares outstanding; the price of such shares; foreign currency exchange rates and interest rates.

Further information on these and other factors that could affect our financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including our Form 10-K for the fiscal year ended January 31, 2006. These documents are available on the SEC Filings section of the Investor Information section of our website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Media Contact: Sandra Lo

Salesforce.com

slo@salesforce.com